EXHIBIT 99.1
PRESS RELEASE	FOR IMMEDIATE RELEASE
January 16, 2009	For more information contact:
First South Bancorp, Inc.	Bill Wall (CFO)
Phone: (252) 940-5017
Website: www.firstsouthnc.com

First South Bancorp, Inc. Reports December 31, 2008 Quarterly and Year End Earnings

Washington, North Carolina - First South Bancorp, Inc.  (NASDAQ: FSBK) (the “Company”), the parent holding company of First South Bank (the “Bank”), reports its unaudited earnings for the quarter ended December 31, 2008 and for the year ended December 31, 2008.

Net income was $2,019,462 ($0.21 per share diluted) for the 2008 fourth quarter compared to net income of $2,055,654 ($0.21 per share diluted) for the linked 2008 third quarter, and $4,135,885 ($0.42 per share diluted) for the comparative 2007 fourth quarter.

Net income for the year ended December 31, 2008 was $10,987,820 ($1.12 per share diluted) compared to net income of $17,003,227 ($1.70 per share diluted) for the year ended December 31, 2007.

The Bank recorded loan loss provisions of $1.2 million in the 2008 fourth quarter, $1.7 million in the linked 2008 third quarter and $150,000 in the comparative 2007 fourth quarter. Additionally, the Bank recorded fair value write downs on other real estate owned of $254,000 during the 2008 fourth quarter, $462,000 in the linked 2008 third quarter and none in the comparative 2007 fourth quarter. The loan loss provisions and other real estate owned write downs contributed to the reduced earnings for the fourth quarter and linked third quarter, when compared to the prior year fourth quarter.

“This continues to be a challenging time for financial institutions,” said Bill Wall, executive vice president and chief financial officer. “The economy has moved into a deeper recessionary environment and economic pressure on the housing and real estate markets continue to impact property values and financial institutions credit quality. During the second half of 2008, we experienced an increase in non-performing assets. While loan loss provisions and other real estate owned write downs were significant during this period, we believe these were prudent conservative actions necessary to strengthen our ability to better manage through this unprecedented economic cycle in order to support the long-term success of the Company,” said Wall.

“First South continues to maintain a strong capital position in excess of the well-capitalized regulatory guidelines and anticipates continuation of dividend payments.  The Company remains profitable, has a solid capital position, and combined with these conservative actions should enhance our future earnings when economic and financial market conditions improve,” stated Wall.

Net interest income for the fourth quarter was $8.3 million and $9.0 million for the linked third quarter, compared to $10.3 million for the 2007 fourth quarter. The decrease in net interest income results primarily from a decline in the net interest margin, significantly influenced by the Federal Reserve’s 500 basis point rate cuts since September 2007. It has also been impacted by the decline in average earning assets attributable to the increased level of nonaccrual loans and other real estate owned. Average earning assets were $814.0 million for the fourth quarter, $830.8 million for the linked third quarter and $851.6 million for the 2007 fourth quarter. The net interest margin on average earning assets was 4.08% for the fourth quarter and 4.32% for the linked third quarter, compared to 4.83% for the 2007 fourth quarter.

The cost of funds for the fourth quarter improved to 2.59%, from 2.71% for the linked third quarter, and 3.59% for the 2007 fourth quarter. The Bank was able to improve its cost of funds by the combination of pricing new deposits, the renewal of maturing time deposits and the repositioning of borrowings within the lower interest rate environment between the respective periods.

Total non-interest income for the fourth quarter was $2.1 million and $2.4 million for the linked third quarter, compared to $2.7 million for the 2007 fourth quarter. During the fourth quarter, the Bank recorded $177,000 of net losses on the sale of other real estate owned in its best efforts to reduce these non-earning assets.  The Bank sells mortgage loans and mortgage-backed securities to support a more balanced sensitivity to future interest rate changes. During these reporting periods, net gains recognized on these sales was $74,000, $136,000 and $241,000, respectively, reflecting declines in both volume and rates.

The Bank continues to maintain a consistent level of non-interest income across both loan and deposit service offerings.  Revenues from loan fees, deposit fees and service charges and servicing fee income was $2.0 million for the fourth quarter, $2.1 million for the linked third quarter, and $2.0 million for the 2007 fourth quarter.

Total non-interest expense was $6.0 million for the fourth quarter, $6.3 million for the linked third quarter and $6.1 million for the 2007 fourth quarter.  Non-interest expense in the second half of 2008 includes the increase in fair value write downs on other real estate owned discussed above and increased FDIC insurance premiums.  One-time FDIC insurance assessment credits received under the Federal Deposit Reform Act of 2005 beginning in June 2007 thru June 2008 have been exhausted.  FDIC insurance premiums were $127,000 for the fourth quarter and $109,000 for the linked third quarter, compared to $23,000 for the 2007 fourth quarter. The largest component of non-interest expense, compensation and fringe benefits, declined to $3.3 million for the fourth quarter and $3.4 million for the linked third quarter, from $3.8 million for the 2007 fourth quarter.  In managing its compensation expense, the Bank has reduced its full time equivalent employees to 273 at December 31, 2008 from 287 at December 31, 2007.

Nonaccrual loans were $10.7 million at December 31, 2008, $8.5 million at September 30, 2008 and $7.6 million at December 31, 2007. Restructured loans were $4.3 million at December 31, 2008, $4.0 million at September 30, 2008 and none at December 31, 2007. The current level of nonaccrual and restructured loans is attributable to current economic conditions and decreasing property values in the Bank’s market area.  Management believes it has thoroughly evaluated its nonaccrual and restructured loans and they are either well collateralized or adequately reserved. However, there can be no assurance in the future that regulators, increased credit risks in the loan portfolio, further declines in economic conditions and other factors will not require additional adjustments to the allowance for credit losses.  As a result of the increased provisions for credit losses during 2008, the allowance for credit losses was $12.0 million at December 31, 2008 compared to $9.9 million at December 31, 2007, representing 1.58% of total loans at December 31, 2008 and 1.27% at December 31, 2007.

Other real estate owned increased to $7.7 million at December 31, 2008 from $1.6 million at December 31, 2007, reflecting foreclosures of certain nonaccrual loans.  Other real estate owned consists primarily of single family residential properties, developed building lots and a partially developed residential subdivision.  Based on fair value analysis, the Bank believes the adjusted carrying values of these properties are representative of their fair market values, although there can be no assurances that the ultimate sales will be equal to or greater than the carrying values.

Deposits declined to $716.4 million at December 31, 2008 from $761.4 million at December 31, 2007, while borrowings increased to $52.6 million at December 31, 2008 from $42.1 million at December 31, 2007.  During 2008, the Bank has been challenged by intense competitive market pressure on deposit rates. In efforts to reduce its funding cost, the Bank has been repricing new and maturing time deposits at lower rates, obtained lower costing borrowings, and combined the volume of its lower costing checking accounts, has effectively managed to reduce its cost of funds as discussed above.

First South Bank has been serving the citizens of eastern North Carolina since 1902 and offers a variety of financial products and services, including a leasing company. Securities brokerage services are made available through an affiliation with an independent broker/dealer. The Bank operates through its main office headquartered in Washington, North Carolina, and has 28 full service branch offices and one loan production office located throughout central, eastern, northeastern and southeastern North Carolina.

Statements contained in this release, which are not historical facts, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors which include the effects of future economic conditions, governmental fiscal and monetary policies, legislative and regulatory changes, the risks of changes in interest rates, the effects of competition, and including without limitation to other factors that could cause actual results to differ materially as discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

First South Bancorp, Inc. may be accessed on its website at www.firstsouthnc.com.  The Company’s common stock symbol as traded on the NASDAQ Global Select Market is “FSBK”.

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(NASDAQ: FSBK)

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Financial Condition

	December 31	December 31
	2008	2007	*
Assets	(unaudited)

Cash and due from banks	$20,888,676	$22,273,592
Interest-bearing deposits in financial institutions	5,831,683	1,755,695
Investment securities - available for sale	36,563,646	49,064,278
Mortgage-backed securities - available for sale	31,995,157	37,828,064
Mortgage-backed securities - held for investment	832,221	1,291,762
Loans and leases receivable, net:
Held for sale	5,566,262	7,515,626
Held for investment	739,165,035	757,567,279
Premises and equipment, net	9,049,929	9,433,399
Real estate owned	7,710,560	1,601,704
Federal Home Loan Bank of Atlanta stock, at cost
which approximates market	3,658,600	3,210,100
Accrued interest receivable	3,786,760	5,103,405
Goodwill	4,218,576	4,218,576
Mortgage servicing rights	1,005,725	1,150,616
Identifiable intangible assets	165,060	196,500
Prepaid expenses and other assets	5,702,167	7,077,115

Total assets	$876,140,057	$909,287,711

Liabilities and Stockholders' Equity

Deposits:
Demand	$223,365,542	$243,647,606
Savings	26,555,881	17,497,763
Large denomination certificates of deposit	207,102,876	204,509,581
Other time	259,402,497	295,714,633
Total deposits	716,426,796	761,369,583
Borrowed money	52,558,492	42,067,421
Junior subordinated debentures	10,310,000	10,310,000
Other liabilities	9,023,744	9,505,385
Total liabilities	788,319,032	823,252,389

Common stock, $.01 par value, 25,000,000 shares authorized;
11,254,222 issued; 9,738,096 and 9,808,655
shares outstanding, respectively	97,381	98,087
Additional paid-in capital	35,924,426	36,761,824
Retained earnings, substantially restricted	82,867,095	79,679,027
Treasury stock at cost	(32,247,365)	(30,880,120)
Accumulated other comprehensive income, net	1,179,488	376,504
Total stockholders' equity	87,821,025	86,035,322

Total liabilities and stockholders' equity	$876,140,057	$909,287,711

*Derived from audited consolidated financial statements

First South Bancorp, Inc. and Subsidiary
Consolidated Statements of Operations
(unaudited)
	Three Months Ended		Year Ended
	December 31		December 31
	2008	2007	2008	2007

Interest income:
Interest and fees on loans	$12,460,618	$16,444,216	$55,182,193	$64,975,487
Interest and dividends on investments and deposits	911,604	1,147,524	4,181,602	5,102,761
Total interest income	13,372,222	17,591,740	59,363,795	70,078,248

Interest expense:
Interest on deposits	4,538,604	6,665,612	21,095,044	27,499,996
Interest on borrowings	369,221	436,905	1,563,978	771,976
Interest on junior subordinated notes	169,661	206,788	657,576	839,110
Total interest expense	5,077,486	7,309,305	23,316,598	29,111,082

Net interest income	8,294,736	10,282,435	36,047,197	40,967,166
Provision for credit losses	1,150,000	150,000	4,043,600	350,000
Net interest income after provision for credit losses	7,144,736	10,132,435	32,003,597	40,617,166

Non-interest income:
Fees and service charges	1,870,412	1,864,573	7,750,195	7,341,240
Loan servicing fees	167,577	163,241	658,073	651,358
Gain (loss) on sale of real estate, net	(177,380)	134	(80,542)	49,644
Gain on sale of mortgage loans	74,027	240,565	586,571	519,361
Gain on sale of mortgage backed securities	-	-	97,537	-
Other income	214,378	457,486	1,071,726	1,575,171
Total non-interest income	2,149,014	2,725,999	10,083,560	10,136,774

Non-interest expense:
Compensation and fringe benefits	3,309,183	3,774,401	13,750,085	13,973,012
Federal insurance premiums	127,182	22,910	280,372	94,349
Premises and equipment	456,381	502,754	1,969,006	1,938,555
Advertising	25,816	23,938	112,758	125,490
Payroll and other taxes	275,979	342,143	1,246,743	1,308,248
Data processing	677,044	655,563	2,630,821	2,524,983
Amortization of intangible assets	102,351	99,955	434,260	394,508
Other	1,013,182	662,811	3,740,652	2,551,831
Total non-interest expense	5,987,118	6,084,475	24,164,697	22,910,976

Income before income taxes	3,306,632	6,773,959	17,922,460	27,842,964

Income taxes	1,287,170	2,638,074	6,934,640	10,839,737

Net income	$2,019,462	$4,135,885	$10,987,820	$17,003,227

Per share data:
Basic earnings per share	$0.21	$0.42	$1.13	$1.71
Diluted earnings per share	$0.21	$0.42	$1.12	$1.70
Dividends per share	$0.20	$0.19	$0.80	$0.76
Weighted average shares-Basic	9,738,096	9,862,276	9,761,944	9,914,929
Weighted average shares-Diluted	9,743,987	9,955,496	9,781,761	10,027,728

First South Bancorp, Inc.		Supplemental Quarterly Financial Data (Unaudited)

	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
Consolidated balance sheet data:	(dollars in thousands except per share data)
Total assets	$876,140	$888,633	$910,244	$913,887	$909,288
Loans receivable (net):
Mortgage	46,252	44,035	47,710	51,013	50,461
Commercial	585,893	590,212	601,485	606,514	601,300
Consumer	101,180	102,929	102,870	101,071	100,387
Leases	11,406	12,546	13,021	13,679	12,935
Total	744,731	749,722	765,086	772,277	765,083

Cash and investments	63,284	69,176	75,114	73,124	73,094
Mortgage-backed securities	32,827	32,503	34,859	37,756	39,120
Premises and equipment	9,050	9,234	9,333	9,305	9,433
Goodwill	4,219	4,219	4,219	4,219	4,219
Mortgage servicing rights	1,006	1,076	1,111	1,131	1,151

Deposits:
Savings	26,556	18,249	18,682	17,866	17,498
Checking	223,366	229,271	247,642	252,153	243,648
Certificates	466,505	475,350	477,969	484,310	500,224
Total	716,427	722,870	744,293	754,329	761,370

Borrowings	52,558	57,772	54,164	52,099	42,067
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Stockholders' equity	87,821	86,824	86,917	87,073	86,026

Consolidated earnings summary:
Interest income	$13,372	$14,389	$15,219	$16,383	$17,591
Interest expense	5,078	5,411	6,045	6,783	7,309
Net interest income	8,294	8,978	9,174	9,600	10,282
Provision for credit losses	1,150	1,745	1,149	0	150
Noninterest income	2,149	2,441	2,821	2,674	2,726
Noninterest expense	5,987	6,322	5,896	5,960	6,084
Income taxes	1,287	1,296	1,938	2,413	2,638
Net income	$2,019	$2,056	$3,012	$3,901	$4,136

Per Share Data:
Earnings per share-Basic	$0.21	$0.21	$0.31	$0.40	$0.42
Earnings per share-Diluted	$0.21	$0.21	$0.31	$0.40	$0.42
Dividends per share	$0.20	$0.20	$0.20	$0.20	$0.19
Book value per share	$9.02	$8.92	$8.91	$8.92	$8.77

Average shares-Basic	9,738,096	9,751,221	9,756,519	9,802,770	9,862,276
Average shares-Diluted	9,743,987	9,768,515	9,782,038	9,833,335	9,955,496

	12/31/2008	9/30/2008	6/30/2008	3/31/2008	12/31/2007
	(dollars in thousands except per share data)
Performance ratios:
Yield on earning assets	6.57%	6.93%	7.15%	7.62%	8.26%
Cost of funds	2.59%	2.71%	2.97%	3.30%	3.59%
Net interest spread	3.98%	4.22%	4.18%	4.32%	4.67%
Net interest margin on earning assets	4.08%	4.32%	4.31%	4.46%	4.83%
Earning assets to total assets	92.29%	92.03%	92.83%	92.99%	93.55%

Return on average assets	0.92%	0.92%	1.32%	1.70%	1.81%
Return on average equity	9.19%	9.37%	13.72%	17.97%	19.22%
Efficiency ratio	57.25%	55.30%	49.09%	48.49%	47.26%
Dividend payout ratio	95.24%	95.24%	64.52%	50.00%	45.24%

Average assets	$879,864	$898,349	$914,012	$919,708	$913,729
Average earning assets	$813,993	$830,759	$851,486	$858,705	$851,569
Average equity	$87,876	$87,737	$87,790	$86,810	$86,096

Equity/Assets	10.02%	9.77%	9.55%	9.53%	9.46%
Tangible Equity/Assets	9.52%	9.28%	9.07%	9.05%	8.98%

Asset quality data and ratios:
Nonaccrual loans	$10,727	$8,510	$6,390	$12,819	$7,555
Restructured loans	$4,275	$4,017	$4,036	$0	$0
Total nonperforming loans	$15,002	$12,527	$10,426	$12,819	$7,555
Other real estate owned	$7,711	$6,987	$4,026	$1,526	$1,602
Total nonperforming assets	$22,713	$19,514	$14,452	$14,345	$9,157

Allowance for loan and lease losses	$11,618	$11,284	$9,957	$9,394	$9,487
Allowance for unfunded loan commitments	$340	$378	$391	$393	$403
Allowance for credit losses	$11,958	$11,662	$10,348	$9,787	$9,890

Allowance for loan and lease losses to loans	1.53%	1.48%	1.28%	1.20%	1.22%
Allowance for unfunded loan commitments
to unfunded commitments	0.29%	0.28%	0.32%	0.26%	0.27%
Allowance for credit losses to loans	1.58%	1.53%	1.33%	1.25%	1.27%

Net charge-offs (recoveries)	$854	$431	$588	$102	$254
Net charge-offs (recoveries) to loans	0.115%	0.057%	0.077%	0.013%	0.033%
Nonperforming loans to loans	2.01%	1.67%	1.36%	1.66%	0.99%
Nonperforming assets to assets	2.59%	2.20%	1.59%	1.57%	1.01%
Loans to deposits	101.86%	101.98%	101.94%	102.38%	100.49%
Loans to assets	83.29%	82.96%	83.35%	84.50%	84.12%
Loans serviced for others	$255,510	$259,326	$256,515	$255,700	$254,671